Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-268143) on Form S-3 and registration statement (No. 333-266170) on Form S-8 of our report dated March 24, 2023, with respect to the consolidated financial statements of MiNK Therapeutics, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 24, 2023